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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-1 (File No. 33-79484) of our reports dated August 7, 1995, on our audits of the consolidated financial statements and financial statement schedule of Crown Casino Corporation and subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                                                  /s/ Coopers & Lybrand L.L.P.


Dallas, Texas
December 12, 1995